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                                                                      EXHIBIT 11

                Helene Curtis Industries, Inc. and Subsidiaries
                       Computation of Earnings Per Share
              for the years ended February 28, 1995, 1994 and 1993
                 (Dollars in thousands, except per-share data)



                                                                     1995           1994           1993
                                                                     ----           ----           ----
Primary earnings per share:

    Net earnings                                                   $   19,169     $   12,942     $   22,109
                                                                   ==========     ==========     ==========

    Weighted average number of shares
     outstanding:
       Common and Class B Common Shares                             9,441,787      9,423,817      9,341,709
       Common stock equivalents                                        45,450         52,667        164,832
                                                                   ----------     ----------     ----------

          Total                                                     9,487,237      9,476,484      9,506,541
                                                                   ==========     ==========     ==========

    Primary earnings per share                                     $     2.02     $     1.37     $     2.33
                                                                   ==========     ==========     ==========



Fully diluted earnings per share:

    Net earnings                                                   $   19,169     $   12,942     $   22,109
                                                                   ==========     ==========     ==========

    Weighted average number of shares
     outstanding:
       Common and Class B Common Shares                             9,441,787      9,423,817      9,341,709
       Common stock equivalents                                        29,264         24,941        232,972
                                                                   ----------     ----------     ----------
          Total                                                     9,471,051      9,448,758      9,574,681
                                                                   ==========     ==========     ==========

  Fully diluted earnings per share                                 $     2.02     $     1.37     $     2.31
                                                                   ==========     ==========     ==========



Note:
Fully diluted amounts are not included on the face of the Consolidated Statement of Earnings because they differ from primary earnings per share by less than 3%.